Exhibit 99.1

CALLON PETROLEUM COMPANY

SPECIAL MEETING OF SHAREHOLDERS

[*], 2019 AT [*] CDT

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALLON PETROLEUM COMPANY

The undersigned hereby appoints Joseph C. Gatto, Jr., James P. Ulm, II, and Michol L. Ecklund, or any of them, as proxies with full power of substitution and re-substitution, to represent and vote all shares of common stock of Callon Petroleum Company that the undersigned would be entitled to vote, if personally present, at the special meeting of shareholders thereof to be held at [*] on [*], 2019 at [*] Central Time or at any adjournment or postponement thereof (the “Special Meeting”), as follows:

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, AND “FOR” PROPOSAL 5 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING. The undersigned shareholder further hereby ratifies all that the said proxies may do by virtue hereof.

The undersigned shareholder hereby revokes any other proxy heretofore executed by the undersigned for the Special Meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on [*], 2019 and Proxy Statement dated [*], 2019.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in favor.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [*], 2019.

THE PROXY STATEMENT IS AVAILABLE AT:

HTTP://WWW.VIEWPROXY.COM/CALLON/2019SM

Please mark votes as in this example	☒
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

1.	Approve and adopt the Agreement and Plan of Merger, dated as of July 14, 2019 (as amended from time to time, the “merger agreement”), with Carrizo Oil & Gas, Inc. (“Carrizo”).

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	Approve the issuance of shares of Callon common stock to shareholders of Carrizo in connection with the merger contemplated by the merger agreement (the “merger”).

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Approve and adopt an amendment to Callon’s certificate of incorporation to increase Callon’s authorized shares of common stock to 750 million shares.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	CONTROL NUMBER

4.	Approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Callon’s named executive officers that is based on or otherwise relates to the merger.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	Approve any motion to adjourn the Callon special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposals 1, 2 and 3.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Other Matters

In their discretion, the proxies are authorized to vote upon such other business properly brought before the meeting or any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING:  ☐

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date:

Signature

Signature (if held jointly)

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone.

If you vote by phone, fax or Internet, please DO NOT mail your proxy card.

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:

Go to www.AALVote.com/CPE	Call 1 (866) 804-9616

Have your proxy card available	Use any touch-tone telephone to	Mark, sign, and date your proxy
when you access the above	vote your proxy. Have your proxy	card, then detach it, and return
website. Follow the prompts to	card available when you call.	it in the postage-paid envelope
vote your shares.	Follow the voting instructions to	provided.
vote your shares.